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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-3 (File No. xxx-xxxx) of our report dated January 24, 1996, except for Note 20 as to which date is March 27, 1996, on our audits of the consolidated financial statements of BancFirst Ohio Corp. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                               /s/ Coopers & Lybrand L.L.P.

                                               COOPERS & LYBRAND L.L.P.

Columbus, Ohio
June 20, 1996